UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2007
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 30, 2007, Automatic Data Processing, Inc. (“ADP”) completed the spin-off of its Brokerage Services Group. As a result of the spin-off, ADP stockholders of record as of March 23, 2007 (the “Record Date”) received one share of Broadridge Financial Solutions, Inc. (“Broadridge”) common stock, par value $0.01 per share, for every four shares of ADP common stock held as of the Record Date and cash for any fractional shares of Broadridge common stock. ADP distributed approximately 138.5 million shares of Broadridge in the distribution.

The spin-off was made without the payment of any consideration or the exchange of any shares by ADP stockholders. Ownership of Broadridge common stock was registered in book-entry form and each stockholder of ADP as of the Record Date will receive an account statement stating the number of shares of Broadridge common stock credited to such holder’s account.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Prior to and in connection with the spin-off, each of Messrs. Richard J. Daly and John Hogan resigned as group Presidents of ADP and Mr. Dan Sheldon resigned as Principal Accounting Officer, Vice President and Corporate Controller of ADP.

Item 7.01	Regulation FD Disclosure
A copy of the press release announcing the completion of the spin-off is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

ADP is furnishing the pro forma financial information included in Exhibit 99.2, which is incorporated herein by reference.

(d)	Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated March 30, 2007, issued by Automatic Data Processing, Inc.
99.2	Unaudited Pro Forma Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2007

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ James B. Benson

Name: James B. Benson

Title:	Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 30, 2007, issued by Automatic Data Processing, Inc.
99.2	Unaudited Pro Forma Consolidated Financial Information